SCHEDULE 14A INFORMATION (Rule 14-A-101)

Information Required in Proxy Statement Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary	Proxy Statement

☐ Confidential,	for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Under Rule 14a-12

SPEEDCOM WIRELESS CORPORATION

(Name of Registrant as Specified in Its Charter)

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☒	No fee required.

☐	$125 per Exchange Act Rules o-11(c)(1)(ii), 14(a)-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously by written preliminary material

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SPEEDCOM WIRELESS CORPORATION

NOTICE AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, MAY 13, 2003 AT 10:00 A.M. E.D.T.

To the shareholders of SPEEDCOM Wireless Corporation:

Notice is hereby given that the annual meeting of the shareholders of SPEEDCOM Wireless Corporation will be held at our corporate headquarters, 7020 Professional Parkway East, Sarasota, FL 34240 (telephone number 941-907-2300), on May 13, 2003, at 10:00 A.M. local time. The meeting is called for the following purpose:

1.  To elect one Director to the Board,

2.  To approve the appointment of Aidman, Piser & Company as SPEEDCOM’s independent certified public accountants, and

3.  To consider and take action upon such other matters as may properly come before the meeting or any adjournment.

After careful consideration, SPEEDCOM’s Board of Directors has unanimously approved the proposals and recommends that you vote “FOR” each proposal.

Only shareholders of record of SPEEDCOM Wireless Corporation at the close of business on March 14, 2003 are entitled to receive notice of and to vote at the annual meeting, or any postponement or adjournment.

All shareholders are cordially invited to attend the meeting. IF YOU ARE NOT ABLE TO ATTEND THE MEETING PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares are voted. You may revoke a proxy at any time if it has not yet been exercised by delivering a later dated proxy or a written revocation to the Corporate Secretary of SPEEDCOM. If you attend the annual meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy card will assist us in preparing for the annual meeting.

By Order of the Board of Directors

Sara Byrne
Secretary
Dated: April 19, 2003

SPEEDCOM WIRELESS CORPORATION

PROXY STATEMENT

This proxy statement is furnished to the shareholders of SPEEDCOM Wireless Corporation in connection with the annual meeting of shareholders and any adjournment. The annual meeting will be held at 7020 Professional Parkway East, Sarasota, FL 34240 on May 13, 2003 at 10:00 A.M. local time.

The annual meeting is being held for the purposes set forth in the accompanying notice of annual meeting of shareholders. This proxy statement and the notice of annual meeting are being provided to shareholders on or about April 19, 2003. SPEEDCOM, a Delaware corporation, has its principal executive offices at 7020 Professional Parkway East, Sarasota, FL 34240.

Solicitation of Proxies

SPEEDCOM is soliciting proxies. The cost of distributing the proxy statement and annual meeting notice will be borne by SPEEDCOM. Brokerage houses and nominees will be requested to supply lists of or forward the proxy material to the beneficial owners. SPEEDCOM, upon request, will reimburse such brokerage houses and nominees for their reasonable expenses in forwarding proxy material to their beneficial owners. Proxies will be voted as indicated and if no designation is made will be voted “FOR” each proposal.

Voting Securities

SPEEDCOM presently has one class of voting stock outstanding: common stock, par value $.001 per share. Each share is entitled to one vote.

As of March 14, 2003, the record date for the meeting, there were issued and outstanding 14,490,664 shares of common stock.

Directors will be elected by the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting. The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required for adoption of each other proposal. Accordingly, abstentions and broker non-votes will have the same effect as a “NO” vote.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of SPEEDCOM Wireless Corporation’s common stock as of March 1, 2003, (i) by each person or entity known by SPEEDCOM to own beneficially more than five percent of SPEEDCOM’s common stock, (ii) by each of SPEEDCOM’s Directors and nominees, (iii) by each Executive Officer of SPEEDCOM and (iv) by all Executive Officers and Directors of SPEEDCOM as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Owned(2)		Percent of Class	Right to Acquire(3)		Percent of Class (Diluted)(4)
S.A.C. Capital Associates, LLC c/o S.A.C. Capital Advisors, LLC 777 Long Ridge Road Stamford, CT 06902	600,000		4.1%	5,453,673	(5)	24.4%
Michael W. McKinney 4534 Ascot Circle South Sarasota, FL 34235	2,482,055	(6)	17.1%	—		10.0%
Barbara L. McKinney 5288 Sunnydale Circle East Sarasota, FL 34233	2,508,055	(7)	17.3%	13,752	(8)	10.1%
SDS Merchant Fund, L.P. One Sound Shore Drive Greenwich, CT 06830	822,705		5.7%	2,697,059	(9)	14.2%
Oscar Private Equity Investments, L.P. 11611 San Vicente Blvd., Suite 810 Los Angeles, CA 90049	555,143		3.8%	1,928,849	(10)	10.0%
Ben Haidri (11)	—		—	25,000		0.1%
R. Craig Roos (12)	15,000		0.1%	25,000		0.2%
Michael Sternberg (13)	—		—	25,000		0.1%
Joseph Morgan (14)	—		—	25,000		0.1%
Mark Schaftlein	—		—	—		—
All Executive Officers and Directors as a group (5 persons)	15,000		0.1%	100,000		0.5%

(1)	Unless otherwise indicated, the address of each other person shown is c/o SPEEDCOM Wireless Corporation, 7020 Professional Parkway East, Sarasota, FL 34240.
(2)	Excludes shares which may be acquired upon:
•	stock option exercises,
•	warrant exercises.
(3)	Amounts shown are as of March 1, 2003 and include options or warrants exercisable on that date or within 60 days thereafter (referred to as “presently exercisable”) and shares issuable upon conversion of outstanding Series B convertible preferred stock, subject to certain restrictions. Beneficial ownership has been computed in accordance with SEC Rule 13d-3.
(4)	Assumes conversion of each outstanding share of Series B convertible preferred stock into 2.25 shares of common stock and exercise of presently exercisable options and warrants held by the named security holder.
(5)

Represents 3,619,922 shares issuable to S.A.C. Capital Associates, LLC upon conversion of presently outstanding Series B convertible preferred stock, 1,287,084 shares issuable upon exercise of Series A warrants and 546,667 shares issuable upon exercise of warrants issued in June 2001. Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC (SAC Capital Advisors) and S.A.C. Capital Management, LLC (SAC Capital Management) share all investment and voting power with respect to these securities held by S.A.C. Capital Associates, LLC. Mr. Steven A. Cohen controls both SAC Capital

Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of any such securities. SDS Capital Partners, LLC may act as an advisor to SAC Capital Advisors and SAC Capital Management in connection with such securities held by S.A.C. Capital Associates, LLC. Mr. Steve Derby is the managing member of SDS Capital Partners, LLC. SDS Capital Partners, LLC and Mr. Derby disclaim beneficial ownership of such securities.

(6)	Represents 2,482,055 shares presently outstanding, including 643,560 shares Mr. McKinney holds as custodian for his children.
(7)	Represents 2,508,055 shares presently outstanding, including 568,560 shares Mrs. McKinney holds as custodian for her children.
(8)	Shares Mrs. McKinney has a right to acquire consist of presently exercisable options for 13,752 shares.
(9)	Represents 1,787,994 shares issuable to SDS Merchant Fund, L.P. upon conversion of presently outstanding Series B convertible preferred stock, 635,732 shares issuable upon exercise of Series A warrants and 273,333 shares issuable upon exercise of warrants issued in June 2001. Its investment manager, SDS Capital Partners, LLC, holds voting and investment control of these securities. Mr. Steve Derby is the managing member and controls SDS Capital Partners, LLC.
(10)	Represents 1,260,626 shares issuable to Oscar Private Equity Investments, L.P. upon conversion of presently outstanding Series B convertible preferred stock, 448,223 shares issuable upon exercise of Series A warrants and 220,000 shares issuable upon exercise of warrants issued in June 2001. Oscar Private Equity, LLC is the general partner of Oscar Private Equity Investments, L.P. Messrs. Brett Messing and Tim Sylvester, managing members of Oscar Private Equity, LLC, hold voting and investment control of these securities.
(11)	The amount shown for Mr. Haidri includes options to acquire 25,000 shares.
(12)	The amount shown for Mr. Roos includes options to acquire 25,000 shares.
(13)	The amount shown for Mr. Sternberg includes options to acquire 25,000 shares.
(14)	The amount shown for Mr. Morgan includes options to acquire 25,000 shares.

ITEM 1.    ELECTION OF DIRECTORS

The Board is divided into three classes, with the term of office of one class expiring each year. SPEEDCOM currently has four Directors with one Director in Class I, one Director in Class II and two Directors in Class III. The term of office of Director Joseph Morgan, who is the only nominee for election at the annual meeting, expires at the 2003 annual meeting. The terms of office of Directors Michael Sternberg and Ben Haidri expire at the 2004 annual meeting. The term of office of Director R. Craig Roos expires at the 2005 annual meeting.

Nominee for Election of Director

Management has no reason to believe that the nominee will not be a candidate or will be unable to serve. The following Class II Director has been nominated to stand for re-election at the 2003 annual meeting:

Joseph Morgan, Director, age 45, joined SPEEDCOM’s Board of Directors in June 2002. Mr. Morgan has held senior executive positions with multiple companies in the telecom and data science sectors. From August 2001 to the present, Mr. Morgan has been consulting for Innovative Strategies, where he assists in consulting with technology companies, telecom in particular. From June 2000 until August 2001, Mr. Morgan was COO of Global Broadband. Mr. Morgan also was previously the assistant to the President and CEO at KMC Telecom from March 1997 until June 2000. In addition, Mr. Morgan served as a senior vice president for TCI, which merged with AT&T and became AT&T Broadband.

The terms of the following Class III Directors expire at the 2004 annual meeting:

Michael Sternberg, Director, age 57, joined SPEEDCOM’s Board of Directors in March 2002 and became interim CEO in June 2002, through a consulting contract with Innovative Strategies. Mr. Sternberg has been CEO of multiple startup telecom companies, including local exchange company KMC Telecom from July 1996 until March 2000 and Universal Broadband Networks from May 2000 until March 2001, which declared bankruptcy after Mr. Sternberg left the company. Mr. Sternberg was also COO of Rimsat, Ltd. from 1993 until 1996.

Ben Haidri, Director, age 40, joined SPEEDCOM’s Board of Directors in March 2002. Mr. Haidri has been involved with the software industry since 1986, holding a number of senior positions with both startups and leading technology providers. Mr. Haidri has expertise in the areas of wireless and security, and has over 15 years experience in strategic relations, marketing and product management. Mr. Haidri is the VP Marketing & Business Development for Absolute Software, a leading provider of security and asset management products and services. Prior to joining Absolute Software in 2002, Mr. Haidri held key positions with SECURITAE, a private company, in 2001-2002, and Novell dating back to 1997. Mr. Haidri is a former officer of Zions Bancorporation, participating on behalf of Digital Signature Trust.

The term of the following Class I Director expires at the 2005 annual meeting:

R. Craig Roos, Chairman, age 57, joined SPEEDCOM’s Board of Directors as Chairman in June 2002. Mr. Roos is founder and sole owner of Roos Capital Planners, Inc., which he formed in 1979 and which specializes in advisory services to the communications industry, primarily in the fixed and mobile wireless area. Mr. Roos has served on the boards of several companies in the wireless, communications, software, media, and telecommunications industries. He served as chairman of MobileMedia Corporation from 1993 until 1995. Mr. Roos also was a co-founder of Locate, a digital local access carrier specializing in high-speed T-1 level radio carrier technologies. Mr. Roos has testified before the United States Congress on telecommunications issues and is a former chairman of the Alternative Local Telecommunications Trade Association. Mr. Roos has a bachelor’s degree in economics from Davis & Elkins College and a masters of business administration from Fairleigh Dickinson University.

Other Executive Officers

Mark Schaftlein, age 45, was appointed interim Chief Financial Officer in June 2002 through a consulting contract with Ocean Avenue Advisors. Since July 2000, Mr. Schaftlein has been the CEO of Capital Consulting Inc, a financial consulting and advisory firm and a consultant with Ocean Avenue Advisors and IW Miller Group, Inc. Ocean Avenue Advisors is a financial consulting company focusing its efforts on business planning and development, corporate financial planning, capital restructuring and re-capitalization, debt negotiation and various advisory capacities with public and private companies in the micro cap space. Through Ocean Avenue Advisors, Mr. Schaftlein also currently provides consulting services to Ortec International in areas of debt restructuring. Prior to starting Capital Consulting Inc., and joining Ocean Avenue Advisors, Mr. Schaftlein spent 18 years in financial services and mortgage banking with Citigroup from 1984 through 1992, Fleet in 1992, First National Lending Center from 1992 until 1994 and Westmark Group Holdings from 1995 until 2000 serving in various executive management positions.

BOARD OF DIRECTORS AND COMMITTEES

SPEEDCOM’s Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors does not have a standing nominating committee. During the fiscal year ended December 31, 2002, SPEEDCOM’s Board of Directors held two regular meetings and one special meeting. All Directors attended at least 75% of the meetings of the Board of Directors and Committees of the Board of Directors on which they served.

Compensation Committee

The Compensation Committee is responsible for recommending compensation and benefits for SPEEDCOM’s Executive Officers to the Board of Directors. Mr. Roos, Mr. Sternberg, Mr. Haidri and Mr. Morgan are the current members of SPEEDCOM’s Compensation Committee. The Compensation Committee met one time during the 2002 fiscal year.

Audit Committee

The Audit Committee is responsible for nominating SPEEDCOM’s independent accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with SPEEDCOM’s independent accountants and reviewing the financial statements, audit practices and internal controls of SPEEDCOM. The Audit Committee is comprised of Mr. Roos, Mr. Morgan and Mr. Haidri, each of whom is an independent director as defined under Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The Audit Committee met one time during the 2002 fiscal year. The Audit Committee Charter was included in the 2001 proxy statement.

Audit Committee Report

The Audit Committee oversees SPEEDCOM’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the annual report on Form 10-KSB for the year ended December 31, 2002 and discussed them with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent certified public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of SPEEDCOM’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent accountants the accountants’ independence from management and SPEEDCOM, including the matters in the written disclosures received from the accountants as required by the Independence Standards Board.

The Audit Committee discussed with SPEEDCOM’s independent accountants the overall scope and plans for their respective audits. The Audit Committee meets with the independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of SPEEDCOM’s internal controls, and the overall quality of SPEEDCOM’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and

Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of Aidman, Piser & Company, as SPEEDCOM’s independent certified public accountants.

Mr. Roos, Audit Committee Chair

Mr. Morgan, Audit Committee Member

Mr. Haidri, Audit Committee Member

Compensation of Directors

SPEEDCOM’s outside Directors received cash director fees of the following during the 2002 fiscal year.

Name	Amount
R. Craig Roos	$23,875
Joseph Morgan	$7,500
Ben Haidri	$8,500
Mark Boyce (former Director)	$4,250
John von Harz (former Director)	$11,794
Michael Sternberg (prior to becoming Chief Executive Officer)	$5,500

In addition, current Directors received options to purchase 25,000 shares of SPEEDCOM’s common stock at an exercise price equal to the market price of SPEEDCOM’s common stock on the date of grant ($0.47 in the case of Mr. Sternberg and Mr. Haidri and $0.15 in the case of Mr. Roos and Mr. Morgan). These options vested immediately. Directors who are also employees of SPEEDCOM receive no additional compensation for service as a Director.

EXECUTIVE COMPENSATION

Set forth below is a summary compensation table relating to the Chief Executive Officer and SPEEDCOM’s other Executive Officers, all of whom had total annual salary and bonus during 2002 of at least $100,000.

Summary Compensation Table

Name and Principal Position	Year (1)	Salary (1)		Bonus		Securities Underlying Options	Other Compensation
Michael W. McKinney Former Chairman and CEO	2002 2001	$ $	239,627 139,961	$	— 40,000	— 592,252	$ $	5,574 700	(2) (2)
Michael Sternberg Director and CEO	2002 2001		— —		— —	25,000 —		$140,000 —
Mark Schaftlein CFO	2002 2001		— —		— —	— —		$140,000 —
William Davis Former COO	2002 2001	$ $	145,808 121,797		— —	— —	$ $	10,459 15,853	(3) (3)

(1)	Mr. McKinney became Chief Executive Officer in March 1994 and resigned in June 2002. Mr. Sternberg became interim Chief Executive Officer in June 2002. Mr. Schaftlien became interim Chief Financial Officer in June 2002. Mr. Davis became Vice President of Sales in February 2001, Chief Operating Officer in June 2002 and resigned in October 2002. Salaries shown for the year in which they joined SPEEDCOM and the year in which they left SPEEDCOM represent the amounts actually paid during that year and have not been annualized. Amounts for Mr. McKinney and Mr. Davis include severance payments made during 2002.

(2)	Represents SPEEDCOM’s contribution to its 401(k) plan and company car.
(3)	Represents SPEEDCOM’s contribution to its 401(k) plan and housing costs.

Employment Agreements

Mr. McKinney, the former Chief Executive Officer, entered into a five-year employment agreement with SPEEDCOM in January 2000. Mr. McKinney’s base salary was $150,000 per year and he received a grant of 573,050 options to acquire shares of SPEEDCOM’s common stock in accordance to the terms of his agreement. Mr. McKinney resigned as SPEEDCOM’s Chief Executive Officer in June 2002. Per the terms of the resignation, SPEEDCOM has paid to Mr. McKinney a severance benefit of $141,406.

Mr. Davis, the former Chief Operating Officer, entered into a three-year employment agreement with SPEEDCOM in January 2002. Mr. Davis’ base salary was $125,000 per year, plus commissions and housing costs. Mr. Davis resigned as SPEEDCOM’s Chief Operating Officer in October 2002. Per the terms of the resignation, SPEEDCOM is obligated to pay Mr. Davis a severance benefit of 12 months base salary.

Stock Options

The following presents information on stock options for the Executive Officers shown in the summary compensation table for the year ended December 31, 2002.

Options Granted in the Last Fiscal Year

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees	Exercise Price	Expiration Date
Michael Sternberg	25,000	1.7%	$0.47	3/11/07
William Davis	100,000	6.8%	$0.60	10/22/02
Michael W. McKinney	500,000	34.2%	$0.20	11/18/02

(1)	Mr. McKinney’s and Mr. Davis’ options were cancelled as a condition of their separation agreements, as amended.

The following table sets forth options exercised by the Executive Officers shown in the summary compensation table during fiscal 2002, and the number and value of all unexercised options at fiscal year end.

Options Exercised in the Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Securities Underlying Options at December 31, 2002		Value of Unexercised in-the-Money Options at December 31, 2002
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael Sternberg	—	—	25,000	—	—	—

COMPLIANCE WITH SECTION 16(a)

Section 16(a) of the Securities Exchange Act of 1934 requires SPEEDCOM’s Officers and Directors, and persons who own more than 10% of SPEEDCOM’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% shareholders are required by SEC regulation to furnish SPEEDCOM with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to SPEEDCOM, SPEEDCOM believes that during 2002 SPEEDCOM’s Officers, Directors and 10% beneficial owners made all required Section 16(a) filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2002, SPEEDCOM issued three promissory notes to each of SPEEDCOM’s then current outside Board members for $14,738, $13,875 and $15,750, respectively. Each note bears an interest rate of 14% and carries an additional 2% penalty on outstanding principle not paid by April 15, 2002. $29,919 of these notes has been paid as of December 31, 2002.

SPEEDCOM borrowed and issued an 18% $50,000 promissory note to SPEEDCOM’s former Vice President of Sales in December 2001. The note was repaid during the year ended December 31, 2002.

ITEM 2.    TO RATIFY THE APPOINTMENT OF AIDMAN, PISER & COMPANY

AS INDEPENDENT AUDITORS OF THE CORPORATION FOR 2003

The Board of Directors has selected Aidman, Piser & Company as independent certified public accountants of SPEEDCOM for the fiscal year ending December 31, 2003. Shareholders are being asked to ratify the appointment of Aidman, Piser & Company as auditors. Representatives of Aidman, Piser & Company are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders.

Audit Fees.    Aidman, Piser & Company billed SPEEDCOM approximately $95,000 for professional services in connection with auditing SPEEDCOM’s annual financial statements for the 2002 fiscal year and reviewing the financial statements included in SPEEDCOM’s Forms 10-QSB for 2002.

Financial Information Systems Design and Implementation Fees.    Aidman, Piser & Company did not render non-audit services to SPEEDCOM relating to financial information systems design or implementation for the 2002 fiscal year.

All Other Fees.    Aidman, Piser & Company did not bill SPEEDCOM for other services not described above.

Total Fees.    Aidman Piser & Company received fees of approximately $31,000 during 2002 for all services rendered, as described above.

OTHER BUSINESS

The Board of Directors does not know of any other business to be acted upon at the meeting, and, as far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, if any other business properly should come before the meeting, it is intended that shareholders will vote in their discretion on any such matters in accordance with the judgment of the persons voting such proxies.

2004 ANNUAL MEETING SHAREHOLDER PROPOSALS

Proposals intended to be presented at SPEEDCOM’s next annual meeting of shareholders must be received at SPEEDCOM’s executive offices no later than December 2, 2003 for inclusion in SPEEDCOM’s proxy material related to that meeting. Notice to SPEEDCOM of a shareholder proposal submitted otherwise than for inclusion in SPEEDCOM’s proxy materials pursuant to Rule 14a-8 will be considered untimely if submitted to SPEEDCOM after that date, and the persons named in proxies solicited by SPEEDCOM’s Board of Directors for the 2004 annual meeting of shareholders may exercise discretionary voting power with respect to any proposal not submitted by that deadline.

SPEEDCOM WIRELESS CORPORATION

Sarasota, Florida

April 19, 20023

ANNUAL MEETING OF SHAREHOLDERS OF

SPEEDCOM WIRELESS CORPORATION

May 13, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯    Please detach and mail in the envelope provided.    ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTOR		FOR	AGAINST	ABSTAIN
	2. APPROVAL OF AIDMAN, PISER & COMPANY AS SPEEDCOM’S INDEPENDENT AUDITORS.	☐	☐	☐
NOMINEE
Joseph Morgan	OTHER MATTERS: Granting the proxies discretionary authority to vote upon any other unforeseen matters which are properly brought before the meeting as management may recommend.
☐ FOR
☐ WITHHOLD AUTHORITY

The undersigned hereby revokes any and all other proxies heretofore given by the undersigned and hereby ratifies all that the above named proxies may do at such meetings, or at any adjournments thereof, by virtue hereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
Signature of Shareholder	Date: , 2003	Signature of Shareholder	Date: , 2003

Note:     This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPEEDCOM WIRELESS CORPORATION

Annual Meeting Of Shareholders

To Be Held May 13, 2003

Proxy Solicited On Behalf Of The Board Of Directors

The undersigned shareholder of SPEEDCOM Wireless Corporation (the “Company”), having received the Notice of Annual Meeting and the Proxy Statement, hereby appoints Michael Sternberg and Gil Sharell, or either of them with full power of substitution, attorneys and proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 13, 2003 at 10:00 a.m., local time, and at any adjournment or postponement thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, in accordance with the following instructions. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the Proxy will be voted “FOR” each of the proposals and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

(Continued And To Be Signed On The Reverse Side)

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